UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ZiLOG, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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James M. Thorburn	ZiLOG, Inc.
Chairman of the Board of Directors	532 Race Street
San Jose, California 95126
www.ZiLOG.com

To our Stockholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders of ZiLOG, Inc. to be held on Wednesday, July 26, 2006 at 9:00 a.m. PDT at 532 Race Street, San Jose, California 95126.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy card. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of the voting options.

Thank you for your ongoing support of and continued interest in ZiLOG.

Sincerely,
/s/ James M. Thorburn
James M. Thorburn
Chairman and Chief Executive Officer

ZiLOG, Inc.

532 Race Street

San Jose, California 95126

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON July 26, 2006

TIME:		9:00 a.m. PDT
PLACE:		532 Race Street, San Jose, California 95126
ITEMS OF BUSINESS:	•	To elect one (1) Group III director for a 2-year term and two (2) Group I directors for 3-year terms.
	•	To ratify the selection of Armanino McKenna LLP as our independent auditors for our fiscal year ending March 31, 2007.
	•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
RECORD DATE:		Stockholders of record of ZiLOG at the close of business on June 5, 2006 are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.
VOTING BY PROXY:

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by mail. For specific instructions, please refer to the QUESTIONS AND ANSWERS beginning on page 1 of this Proxy Statement and the instructions on the proxy card.

By Order of the Board of Directors
By: /s/ Perry J. Grace
Perry J. Grace
Secretary

San Jose, California

June 20, 2006

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ZiLOG, Inc.

532 Race Street

San Jose, California 95126

PROXY STATEMENT

This Proxy Statement contains information relating to the Annual Meeting of Stockholders of ZiLOG, Inc., a Delaware corporation, to be held on Wednesday, July, 26 2006 beginning at 9:00 a.m. PDT at 532 Race Street, San Jose, California 95126, and at any adjournment of the Annual Meeting. The Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about June 20, 2006.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

•       the election of one (1) Group III director for a 2-year term and two (2) Group I directors for 3-year terms;

•       the ratification of the appointment of Armanino McKenna LLP as our independent auditors for our fiscal year ending March 31, 2007.

In addition, our management will report on our performance during fiscal 2006 and respond to questions from stockholders.

What shares can I vote?

All shares of our common stock owned by you as of the close of business on the record date, June 5, 2006 may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY CARD AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY CARD FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Annual Meeting by filing with our Corporate Secretary at 532 Race Street, San Jose, California 95126 a notice of revocation or by submitting a duly executed proxy bearing a later date or it may be revoked by attending the meeting and voting in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the Annual Meeting to conduct its business. At the close of business on the record date, 16,589,407 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

What are our recommendations?

Unless you give other instructions via your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the applicable committee is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•       “FOR” the election of our Group III nominee to the Board of Directors

•       “FOR” the election of our Group I nominees to the Board of Directors

•       “FOR” the ratification of the appointment of Armanino McKenna LLP as our independent auditors for our fiscal year ending March 31, 2007.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

The directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting, up to the number of directors to be elected, will be elected. Broker non-votes, if any, will not affect the outcome of the vote on the election of the directors. The remaining proposal will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting. In determining whether this proposal received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

How can I obtain an admission ticket for the meeting?

Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact Maria Santiago at our headquarters. Ms. Santiago may be contacted by telephone at (408) 558-8500 or by mail at 532 Race Street, San Jose, California 95126. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on June 5, 2006 and bring proof of identification. If you hold your shares through a stockbroker, bank or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker, bank or nominee or a copy of a brokerage statement showing your share ownership as of June 5, 2006.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the quarter ending September 30, 2006 of fiscal year 2007.

Who will count the votes?

A representative of Skadden, Arps, Slate, Meagher & Flom LLP, our legal counsel, will tabulate the votes and act as the inspector of election.

Who will bear the cost of this solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired the Altman Group to assist us in the distribution of proxy materials and the solicitation of votes. We will pay the Altman Group a fee of $3,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders?

For a stockholder’s proposal to be included in our Proxy Statement for the 2007 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by our Corporate Secretary at 532 Race Street, San Jose, California 95126 not later than March 27, 2007. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our Bylaws require that such proposals must be submitted to our Corporate Secretary, not later than May 28, 2007 and not earlier than April 27, 2007, unless the Annual Meeting is called for a date earlier than June 26, 2007 or later than August 25, 2007, in which case such proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Who are the current members of the Board of Directors and are they independent?

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Director	Audit Committee	Nominating Committee	Compensation Committee
Robin A. Abrams	*	*	*
David G. Elkins	*	*	*
Federico Faggin
Richard L. Sanquini	*	*	*
James M. Thorburn

*       Committee member

NASDAQ Listing Standards require disclosure of the independent directors.

Our Board of Directors has determined that each of Robin A. Abrams, David G. Elkins, and Richard L. Sanquini meet the independence requirements of the NASD Qualitative Listing Requirements.

How often did the Board of Directors meet during fiscal 2006?

During the fiscal year ended March, 31, 2006, the Board of Directors held eleven (11) meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

In addition, it is Company policy that each of our directors attends the Annual Meeting if possible.

How do stockholders communicate with the Board of Directors?

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation, the non-management directors as a group), any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at ZiLOG, Inc., 532 Race Street, San Jose, California 95126.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Does the Company have a Code of Ethics?

Yes. We have adopted a code of business conduct for all of our employees and directors, including our chief executive officer, chief financial officer, other executive officers and senior financial personnel. A copy of our Business Ethics Policy along with our Senior Financial Officers Code of Ethics is available on our website at www.ZiLOG.com. We intend to post on our web site any material changes to, or waiver from our Senior Financial Officers Code of Ethics, if any, within five business days of such event.

What are the standing committees of the Board of Directors?

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee is governed by a charter, a current copy of which is available on our website at www.ZiLOG.com. The Audit Committee held fifteen (15) meetings during the fiscal year ended March 31, 2006. During fiscal 2006 the Audit Committee was composed of Messrs. Elkins, Mr. Sanquini and Ms. Abrams each of whom is an independent director under the NASD Qualitative Listing Requirements. Ms. Abrams replaced Mr. Colonnetta on the Audit Committee on May 26, 2005.

Our Board of Directors has determined that Mr. Sanquini is qualified as an audit committee financial expert within the meaning of SEC regulations.

Compensation Committee

The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. The Compensation Committee is governed by a charter, a current copy of which is available on our website at www.ZiLOG.com. The Compensation Committee held twelve (12) meetings during the fiscal year ended March 31, 2006. During fiscal 2006 the Compensation Committee was composed of Ms. Abrams, and Messrs. Elkins and Sanquini each of whom is an independent director under the NASD Qualitative Listing Requirements. Mr. Elkins replaced Mr. Colonnetta on the Compensation Committee on May 26, 2005.

Nominating Committee

The functions of the Nominating Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; and recommending to the Board directors to serve on committees of the Board. The Nominating Committee is governed by a charter, a current copy of which is available on our website at www.ZiLOG.com.

During fiscal 2006 the Nominating Committee was composed of Ms. Abrams and Messrs. Elkins and Sanquini, each of whom is an independent director under the NASD Qualitative Listing Requirements. Mr. Elkins replaced Mr. Colonnetta on the Nominating Committee on May 26, 2005. The Nominating Committee met one time during fiscal 2006.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at ZiLOG, Inc., 532 Race Street, San Jose, California 95126 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation currently authorizes no fewer than five and no more than nine directors. Our Board of Directors is currently comprised of five directors. Our Certificate of Incorporation divides the Board of Directors into three classes—Group I, Group II and Group III—with members of each class serving staggered three-year terms. There are three current Group I directors up for reelection, whereas Group II and III currently have only one director each. The Board of Directors determined that it is in the best interest of the operation of the company to have a more even distribution of directors and thus is nominating David G. Elkins, a current Group I director, for reelection at this Annual Meeting as a Group III director. If elected, Mr. Elkins will serve a two-year term. If any nominee, for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine. We are not aware that any of the nominees will be unable to serve, or for good cause will not serve, as a director.

The name of each nominee up for reelection at the Annual Meeting and name of each incumbent director, and certain information about each of them as of March 31, 2006, are set forth below:

Name	Age	Principal Occupation/Position Held With Us
Nominee for Group III director:
David G. Elkins	64	Director
Nominees for Group I director:
Robin A. Abrams	56	Director
Richard L. Sanquini	71	Director
Incumbent Group III director:
James M. Thorburn	52	Chairman, Chief Executive Officer and Director
Incumbent Group II director:
Federico Faggin	66	Director

Nominee for Group III Director

David G. Elkins has been a director of the Company since March 10, 2004. Mr. Elkins retired as President and Co-CEO of Sterling Chemicals, Inc., a chemicals producing company with manufacturing facilities in the U.S. and Canada. Sterling Chemicals commenced voluntary reorganization proceedings under Chapter 11 of the Bankruptcy Code in July 2001 and emerged in December 2002. Prior to joining Sterling Chemicals in 1998, Mr. Elkins was a senior partner in the law firm of Andrews Kurth L.L.P. where he specialized in corporate and business law, including mergers and acquisitions, securities law matters and corporate governance matters. Mr. Elkins serves as a non-employee director of The Houston Exploration Company, and Memorial Hermann Hospital System. He is also a business representative for a group of private investors in connection with certain real estate assets in Nevada and California. Mr. Elkins holds a J.D. degree from Southern Methodist University and a B.B.A. degree from The University of Texas at Arlington. Mr. Elkins is currently a Group I director and is a nominee for reelection at this Annual Meeting as a Group III director.

Nominees for Group I Directors

Robin A. Abrams has been a director of the Company since March 10, 2004. Since July 2004, Ms. Abrams has served as a director and Chief Executive Officer of Firefly Mobile, Inc, a company with a range of products that address the mobile youth market. Prior to joining Firefly Mobile from September 2003 to July 2004, Ms. Abrams was President of Connection to eBay, a company that provides strategy, management and customer service, where she also served as a consultant from May 2003 to September 2003. Ms. Abrams acted as President and Chief Executive Officer of BlueKite, a provider of bandwidth and optimization software for wireless operators, from May 2001 through January 2003. From July 1999 to March 2003, Ms. Abrams served as Chief Operating Officer of Ventro Corporation, a service provider of business-to-business marketplaces. Ms. Abrams served as the President of Palm Computing Inc. and a Senior Vice President of 3Com Corporation from February 1999 to June 1999. Ms. Abrams served as the President of VeriFone Inc., a secure payment systems company and a subsidiary of Hewlett-Packard, from March 1998 to February 1999, and as the Vice President of the Americas of VeriFone from February 1997 to March 1998. From June 1996 to February 1997, Ms. Abrams was the Senior Vice President of Apple Computer, Inc. and the President of Apple Americas, and from December 1994 to June 1996, Ms. Abrams served as the Vice President and General Manager of Apple Asia. Ms. Abrams holds a B.A. in political science and history and a J.D. from the University of Nebraska. Ms. Abrams is a Group I director, subject to re-election in 2006.

Richard L. Sanquini was elected as a director in August 2002. Mr. Sanquini presently is a consultant in the semiconductor industry. Mr. Sanquini had a twenty year career at National Semiconductor, where he managed key business units, including microprocessors and microcontrollers, served as chief technology officer, managed business development and intellectual property protection, and was Chairman of two joint ventures in China. Prior to National Semiconductor, he was the President and CEO of Information Storage Devices and General Manager and Director of the memory and microprocessor businesses at RCA. Mr. Sanquini is currently the Chairman of the Board of Directors of PortalPlayer and a member of the Board of Directors of Synaptics, and three other private companies. Mr. Sanquini holds a bachelor’s degree in electrical engineering from the Milwaukee School of Engineering, Wisconsin. Mr. Sanquini is a Group I director, subject to re-election in 2006.

Incumbent Group III Director

James M. Thorburn was appointed Chief Executive Officer, Chairman of the Board, and a director in January 2002. Between March 2001 and January 2002, Mr. Thorburn served as our acting Chief Executive Officer and President in connection with a consulting agreement between Mr. Thorburn and Texas Pacific Group, an affiliate of our former principal stockholder. From July 1999 to March 2001, Mr. Thorburn was Senior Vice President and Chief Operating Officer of ON Semiconductor. From May 1998 until August 1999, Mr. Thorburn served as our Senior Vice President and Chief Financial Officer. Prior to May 1998, Mr. Thorburn was the Vice President of Operations Finance at National Semiconductor. During his 17-year career at National Semiconductor, Mr. Thorburn held various executive positions. Mr. Thorburn holds a Bachelor of Science degree in Economics from the University of Glasgow, Scotland and is a qualified accountant with the Institute of Chartered Management Accountants. Mr. Thorburn is a Group III director.

Incumbent Group II Director

Federico Faggin was appointed as a director upon effectiveness of our plan of reorganization on May 13, 2002. Mr. Faggin has served as Chief Executive Officer of Foveon, Inc., a developer of digital photography technology, since August 2003. Mr. Faggin co-founded Synaptics, a developer of custom-designed user interface solutions, and has served as the Chairman of the Board of Synaptics since January 1999. Mr. Faggin served as a director and the President and Chief Executive Officer of Synaptics from March 1987 to January 1999. Mr. Faggin also co-founded Cygnet Technologies, Inc. in 1982 and ZiLOG, Inc. in 1974. Mr. Faggin served as Department Manager in Research and Development at Intel Corporation from 1970 to 1974 and led the design and development of the world’s first microprocessor and more than 25 other integrated circuits. In 1968, Mr. Faggin was employed by Fairchild Semiconductor, led the development of the original MOS Silicon Gate Technology and designed the world’s first commercial integrated circuit to use such technology. Mr. Faggin is also a director of Integrated Device Technology, Inc., a publicly-traded producer of integrated circuits; Avanex Corp., a publicly-traded producer of fiber optic-based products, known as photonic processors; Foveon, Inc., a privately-held company; and Blue Arc Corporation, a privately-held company. Mr. Faggin is the recipient of many honors and awards, including the 1988 International Marconi Fellowship Award, the 1994 IEEE W. Wallace McDowell Award, and the 1997 Kyoto Prize. In addition, in 1996, Mr. Faggin was inducted into the National Inventor’s Hall of Fame for the co-invention of the microprocessor. Mr. Faggin holds a doctorate in physics, summa cum laude, from the University of Padua, Italy. Mr. Faggin also holds an honorary doctorate degree in computer science from the University of Milan, Italy. Mr. Faggin is a Group II director, subject to re-election in 2007.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting, up to the number of directors to be elected, will be elected. Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEES.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Armanino McKenna (“AMLLP”) as our independent auditors for the fiscal year ending March 31, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. AMLLP has audited our consolidated financial statements for the twelve months ended March 31, 2006 and the three month transition period ended March 31, 2005. Representatives of AMLLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification of the appointment of AMLLP as our independent auditors for the fiscal year ending March 31, 2007. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Stockholder ratification of the selection of AMLLP as our independent auditors is not required by our Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of AMLLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

How many shares of common stock do our directors, executive officers, and largest stockholders own?

The following table sets forth certain information regarding the ownership of our common stock as of June 5, 2006, except that with respect to five percent shareholders the information is based on the most current publicly available information, by: (a) each director and nominee for director named in “Proposal 1—Election of Directors”; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all of our executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o ZiLOG, Inc., 532 Race Street, San Jose, California 95126. The column labeled “Number of Shares Beneficially Owned “in the table below includes the number of shares issuable upon the exercise of options that are exercisable within sixty (60) days of June 5, 2006. Asterisks represent beneficial ownership of less than 1% of our common stock.

	Shares Beneficially Owned
Beneficial Owner	Number of Shares(1)		Percentage Ownership
Five Percent Shareholders
Capital Research and Management Company(2), (3)	2,660,000		16.0%
UBS AG(4), (5)	1,984,039		12.0%
Litespeed Management LLC(6), (7)	1,430,698		8.6%
Franklin Resources, Inc.(8), (9)	1,225,200		7.4%
Executive Officers and Directors(10)
Robin A. Abrams	17,438	(11)	*
David G. Elkins	23,416	(12)	*
Federico Faggin	172,674	(13)	1.0%
Perry J. Grace	209,121	(14)	1.3%
Richard L. Sanquini	45,946	(15)	*
Norman G. Sheridan	111,316	(16)	*
James M. Thorburn	729,799	(17)	4.4%
All executive officers and directors, as a group, as of June 5, 2006 (7 persons)	1,309,710	(18)	7.9%

(1)   In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after June 5, 2006 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Percentage of beneficial ownership is based on 16,584,407 shares of our common stock outstanding as of June 5, 2006. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)   333 South Hope Street—55th Floor, Los Angeles, CA 90071

(3)   Based on information furnished in Schedule 13G dated December 30, 2005 and filed with the SEC on June 13, 2006, Capital Research and Management Company is deemed to beneficially own 2,660,000 shares of common stock as a result of acting as an investment advisor, registered under Section 203 of the Investment Advisors Act, to various investment companies, including to each of the following record holders of the shares of common stock: (i) American High Income Trust, which owns 1,140,500 shares and (ii) The Bond Fund of America, which owns 879,000 shares.

(4)   Bahnhofstrasse 45, P.O. Box CH 8098, Zurich V8

(5)   Based on information furnished in Schedule 13G/A dated December 31, 2005 and filed with the SEC on February 15, 2006, by UBS AG (for the benefit and on behalf of UBS Investment Bank, Wealth Management USA, and Global Wealth Management and Business Banking business groups of UBS AG) as well as on behalf of Bond Capital, L.L.C., UBS Willow Management, L.L.C., UBS Fund Advisor, L.L.C. and UBS Willow Fund, L.L.C., in which UBS AG reports beneficial ownership of 1,984,039 shares of common stock.

(6)   237 Park Avenue, Suite 900, New York, NY 10017

(7)   Based on information furnished in Schedule 13G/A dated December 31, 2005 and filed with the SEC on February 14, 2006, by Litespeed Management LLC, Litespeed Management LLC Litespeed Master Fund, Ltd. and Jamie Zimmerman may be deemed to beneficially own 1,430,698 shares of common stock.

(8)   Franklin Resources Inc., One Franklin Parkway, San Mateo, CA 94403

(9)   Based on information furnished in Schedule 13G/A dated December 31, 2005 and filed with the SEC on February 7, 2006, by Franklin Resources, Inc., Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Advisers, Inc and Franklin Templeton Investments Corp. may be deemed to beneficially own 1,225,200 shares of common stock

(10) Mr. Diamond and Mr. Ramchandani, both Named Executive Officers, are not included in this table as each of them resigned from Zilog effective July 8, 2005 and September 30, 2005, respectively, and we have no knowledge of their current beneficial ownership.

(11) 11,188 of these shares are restricted shares of common stock.

(12) 17,166 of these shares are restricted shares of common stock.

(13) 98,706 of these shares are restricted shares of common stock.

(14) 60,000 of these shares are restricted shares of common stock issued on November 10, 2005 with a three-year cliff vesting schedule.

(15) 22,456 of thee shares are restricted shares of common stock.

(16) 60,000 of these shares are restricted shares of common stock issued on November 10, 2005 with a three-year cliff vesting schedule.

(17) Includes (i) fully-vested option to purchase 94,709 shares granted on April 24, 2003; (ii) fully vested options to purchase 275,304 shares granted on May 12, 2004; (iii) 58,233 of these shares are subject to the Company’s right of repurchase upon termination of employment with the Company, which right lapses over time; (iv) vested options to purchase 90,000 shares out of 160,000 shares granted on April 29, 2004; and (v)100,000 of these shares are restricted shares of common stock issued on November 10, 2005 with a three-year cliff vesting schedule.

(18) 58,233 of these shares are subject to the Company’s right of repurchase upon termination of employment with the Company, which right lapses over time; includes 607,006 beneficially owned options.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended March 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

How are directors Compensated?

Each of our non-employee directors will receive, as compensation for his or her service as a director:

•  $45,000 per year, which may be paid, at the election of such director, in any combination of cash and shares of our common stock equal to $45,000 divided by the fair market value of a share of our common stock at the time of grant, 25% of which will be granted quarterly over one year and will be fully vested on the date of grant;

•  $1,000 for each meeting of the Board of Directors including telephonic meetings, which may be paid, at the election of such director, in any combination of cash or shares of our common stock equal to the amount of such cash fee divided by the fair market value of a share of our common stock at the time of grant;

•  a per diem fee of $1,000 per day spent on board or committee matters;

•  options to purchase 5,000 shares of our common stock on each anniversary of his or her appointment or election as a director, as the case may be, vesting over a four year period; and

•  options to purchase 10,000 shares of our common stock upon either of appointment or initial election as a director, as the case may be, vesting over a four year period.

All stock options granted to directors in fiscal 2006 had an exercise price of between $2.16 and $4.04 per share. All stock options granted to directors in the three month transition period ended March 31, 2005 had an exercise price of $5.19 per share. All stock options described above will have an exercise price equal to the fair market value of a share of common stock at the time of grant.

Compensation to the non-employee directors for their service as directors is not paid pursuant to consulting contracts.

Our employee directors currently do not receive any compensation for their service on our Board of Directors.

Who are our Executive Officers?

Name	Age	Position
James M. Thorburn	50	Chairman and Chief Executive Officer
Perry J. Grace	49	Vice President and Chief Financial Officer
Norman G. Sheridan	44	Executive Vice President of Technology & Operations
Nick Antonopolous	50	Executive Vice President of Worldwide Sales

James M. Thorburn was appointed Chief Executive Officer, Chairman of the Board, and a director in January 2002. Between March 2001 and January 2002, Mr. Thorburn was appointed as our acting Chief Executive Officer and President in connection with a consulting agreement between Mr. Thorburn and Texas Pacific Group, an affiliate of our former principal stockholder. From July 1999 to March 2001, Mr. Thorburn was Senior Vice President and Chief Operating Officer of ON Semiconductor. From May 1998 until August 1999, Mr. Thorburn served as our Senior Vice President and Chief Financial Officer. Prior to May 1998, Mr. Thorburn was the Vice President of Operations Finance at National Semiconductor. During his 17-year career at National Semiconductor, Mr. Thorburn held various executive positions. Mr. Thorburn holds a Bachelor of Science degree in Economics from the University of Glasgow, Scotland and is a qualified accountant with the Institute of Chartered Management Accountants. Mr. Thorburn is a Group III director, subject to re-election in 2007.

Perry J. Grace was appointed as our Vice President and Chief Financial Officer in July 2001. From June 1999 to January 2001, Mr. Grace served as Controller and then Vice President of Finance and Chief Financial Officer for Ramp Networks, an Internet security appliance provider acquired by Nokia in January 2001, for whom he assisted in the post-merger integration through May 2001. Prior to Ramp Networks, Mr. Grace was employed by National Semiconductor from 1987 to 1999, where he held several finance and controller positions, and by PriceWaterhouse from 1980 to 1987 in Melbourne, Australia, London, England, and San Jose, California, where he served as an audit manager. Mr. Grace holds a Bachelor of Science degree in Accounting, Business Law and Computer Science from Deakin University in Geelong, Australia, and was admitted to the Institute of Chartered Accountants in Australia in 1983.

Norman G. Sheridan was appointed as our Executive Vice President of Technology and Operations on June 28, 2005. Dr. Sheridan joined ZiLOG in 2000 as its Vice President of Engineering - ICBU. He became a Senior Vice President of the Company’s System Development Group in 2002. Prior to joining the Company, Dr. Sheridan was the Director of the Americas for the consulting division of Mentor Graphics Corporation. From 1996 to 2000, Dr. Sheridan worked in the UK as an FAE and later a division manager for Memec, LTD., a semiconductor distribution company. Prior to that Dr. Sheridan managed product development for DSP processors used in a range of sonar applications at Marconi Underwater Systems Ltd. Dr. Sheridan holds a B.Sc. from Imperial College of Science and Technology, University of London, England. He also holds a Masters degree in Microelectronics awarded by Brunel Universities in England, and a Ph.D degree awarded by Brunel University.

Nick Antonopoulos was appointed as our Executive Vice President of Worldwide Sales on April 10, 2006. Mr. Antonopoulos has more than 20 years of PC, consumer, convergence and technology partnership experience working with small and large size corporations worldwide.  Prior to joining ZiLOG, Mr. Antonopoulos was Vice President of Sales and Marketing from 2001 to 2006 at OnSpec Electronics where he successfully transitioned that company from a systems company to a flash memory system-on-chip (SoC) provider and expanded the customer base and markets. Mr. Antonopoulos has also held management positions at HelloBrain.com from 2000 to 2001 and at National Semiconductor from 1996 to 2000 where he was Vice President of Business Development for Information Appliances and prior to the acquisition of Mediamatics by National Semiconductor, he was Vice President of World Wide Sales at Mediamatics.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Named Executive Officers

The Compensation Committee’s philosophy is not to have employment agreements with senior management and consequently we gave notice of its intent not to renew Mr. Grace’s and Mr. Sheridan’s employment agreements and the agreements expired on May 14, 2006.

On November 10, 2005, the Board of the Company, taking into account the recommendation of the Compensation Committee, approved restricted stock grants of 60,000 shares each to Perry J. Grace, Chief Financial Officer and Vice President of Finance and Norman G. Sheridan, Executive Vice President of Technology and Operations and 100,000 shares to James M. Thorburn, Chairman and Chief Executive Officer, in exchange for each executive’s payment of the par value of the Company’s common stock, which is $.01, for each share of restricted stock granted. The shares shall vest in their entirety upon the earlier occurrence of November 10, 2008 or a change in control of the Company.

On April 10, 2006, the Company entered into an offer with Nick Antonopoulos to be employed as Executive Vice President of Worldwide Sales. Under the terms of the offer letter, Mr. Antonopoulos will be paid an annual base salary of $250,000, and will be eligible for an incentive bonus of $87,500 during his first six months of employment. The incentive bonus will be paid in two installments of $43,750 each. The first installment is payable after Mr. Antonopoulos has completed his first three months of continuous employment and the second installment is payable after his first six months of continuous employment. After Mr. Antonopoulos’ first sixth months of employment he will also become eligible to participate in the ZiLOG FY2007 Executive MBO Incentive Plan, as described in the Company’s Form 8-K filed on March 16, 2006. In accordance with the offer letter, the Compensation Committee of the Company’s Board of Directors has approved an award to Mr. Antonopoulos of an option to purchase 70,000 shares of the Company’s common stock, which will vest over four years and have an exercise price equal to the fair market value (closing price) of the common stock on April 4, 2006, the date of the grant. In addition, Mr. Antonopoulos will be eligible for an additional grant of 70,000 stock options after six months of continuous employment. If a change of control of the Company occurs, 50% of Mr. Antonopoulos’ unvested stock options shall immediately vest at the time of the change of control. Mr. Antonopoulos will also receive benefits comparable to other sales management employees of the Company, including health, life and disability insurance and a car allowance.

Change in Control Agreements

On December 15, 2005, we entered into change in control agreements with Mr. Grace and Dr. Sheridan, each an executive officer. Each change in control agreement is effective as of December 15, 2005. Pursuant to the terms of each agreement, in the event an executive is terminated without cause or resigns for good reason during a period two months prior to and twelve months following a change in control, the executive shall be entitled to the following payments and benefits: (i) a lump sum payment of one and one-half times the executive’s annual base salary, (ii) all of the executive’s outstanding and exercisable stock options, at the time of termination, shall immediately become exercisable, and (iii) the executive’s medical benefits under our plan shall continue for a period of one year from the date of termination unless the executive becomes eligible for coverage under another’s employer’s medical plans. In addition to the above change in control payments, any and all of executive’s restricted stock awards that are outstanding at the time of the change in control and not free from restrictions, shall immediately become free from restrictions on the occurrence of a change in control. Each executive, in exchange for the change in control payments, agrees to execute a valid waiver and release of any and all claims against us.

Executive Compensation

The following table sets forth the compensation earned by our Chief Executive Officer and the two other most highly compensated executive officers who were serving as executive officers as of March 31, 2006, together with two former executive officers who would have been listed as named executive officers but for the fact that they had resigned as of March 31, 2006 and who earned salary and bonus in excess of $100,000 in the Fiscal Year for 2006, (collectively, the “Named Executive Officers”). The total compensation is listed below for the twelve months ended March 31, 2006, the three month transition period ended March 31, 2005 and the years ended December 31, 2004 and 2003:

					Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards(1)	Securities Underlying Options/ SARs(#)	All Other Compensation(2)
James M. Thorburn	2006	$513,692	$380		$259,000	—	$4,238
Chairman and Chief	*2005	121,154	—		—	—	424
Executive Officer	2004	570,793	500		—	435,304	3,075
	2003	688,931	126,927		—	114,709	3,000
Perry J. Grace	2006	259,624	380		155,400	—	1,588
Vice President, Chief	*2005	57,694	—		—	—	—
Financial Officer & Secretary	2004	240,390	5,031		—	50,000	—
	2003	213,750	28,211		—	—	—
Norman G. Sheridan(3)	2006	269,583	380		155,400	—	4,591
Executive Vice President	*2005	53,077	—		—	—	796
Technology & Operations	2004	213,462	56,119		—	—	3,075
	2003	210,000	60,738		—	—	3,000
Ramesh G. Ramchandani(4)	2006	165,725	157,948		—	—	2,042
Executive Vice President	*2005	73,846	—		—	—	1,108
of Marketing	2004	137,309	65,120	(5)	—	160,000	115,220	(6)
Bruce Diamond(7)	2006	134,690	140		—	—	—
Executive Vice President	*2005	69,231	—		—	—	—
of Marketing	2004	300,000	35,938		—	60,000	—

*       Transition period from January 1, 2005 through March 31, 2005

(1)   Represents gain on purchase of restricted stock, which is calculated as the excess of fair market value over the purchase price. As of March 31, 2006, the Named Executive Officers held the following number of shares of restricted stock: Mr. Thorburn, 100,000; Mr. Sheridan, 60,000 and Mr. Grace, 60,000. The value of restricted stock held by the Named Executive Officers (calculated as the fair market value of the shares on March 31, 2006 net of the purchase price) as of March 31, 2006 was as follows: Mr. Thorburn, $306,000, Mr. Sheridan, $183,600 and Mr. Grace, $183,600. Holders of restricted stock are entitled to receive dividends thereon, although we do not currently intend to issue any dividends.

(2)   Unless otherwise indicated, amounts represent our matching contributions to the 401(k) plan.

(3)   Mr. Sheridan was appointed as to Executive Vice President Technology and Operations on June 28, 2005.

(4)   Mr. Ramchandani resigned from his position of Executive Vice President of Marketing effective September 30, 2005.

(5)   Includes a sign-on bonus of $65,000.

(6)   Includes a relocation award of $112,751 and our matching contribution to the 401K plan of $2,469.

(7)   Mr. Diamond resigned from his position of Executive Vice President and Chief Operating Officer effective July 8, 2005.

Aggregated Option/SAR Grants in Last Fiscal Year

There were no option/SAR grants to any of our Named Executive Officers during fiscal 2006

Aggregated Option Exercises in the Last Fiscal Year and Option Values at March 31, 2006

The following table provides information regarding the aggregate option exercises and fiscal year-end option values for each of our Named Executive Officers for the fiscal year ended March 31, 2006. Also reported are values of unexercised “in-the-money” options, which represent the positive spread between the respective exercise prices of outstanding stock options and the fair value of our common stock on March 31, 2006, which was determined by our Board of Directors to be $3.07 per share based on the closing price of our common stock quoted on the NASDAQ National Market on that date.

			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-The-Money Options at Fiscal Year End($)
Name	Acquired Shares on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jim Thorburn	—	$—	434,869	189,714	$101,339	$—
Perry J. Grace	—	—	38,958	56,042	—	—
Norman G. Sheridan	—	—	13,500	10,000	—	—
Ramesh G. Ramchandani	—	—	—	—	—	—
Bruce Diamond	—	—	—	—	—	—

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for breach of fiduciary duty of a director, except for liability:

•  for any breach of the director’s duty of loyalty to us or our stockholders;

•  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•  under Section 174 of the Delaware General Corporation Law; or

•  for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers, including our former directors and officers, to the fullest extent permitted by Delaware law including circumstances in which indemnification is otherwise discretionary. In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status. Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and our controlling stockholders under the foregoing positions, or otherwise. We have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

We have also entered into agreements to indemnify our directors and executive officers to provide contractual indemnification in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation and Bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our Bylaws also permit us to secure insurance on behalf of any officer or director, for any liability arising out of his or her actions. We have obtained liability insurance for our officers and directors and intend to obtain greater coverage.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our officers or employees. During fiscal 2006, none of our executive officers served as a member of a Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

Our executive compensation program presently is administered by the three-member Compensation Committee of the Board of Directors as described above. Mr. Elkins joined the Compensation Committee on May 26, 2005. These Compensation Committee members are not our employees. The Compensation Committee may adopt on its own, or make recommendations to the Board of Directors as it deems appropriate, the compensation levels of the Company’s executive officers. A copy of the Compensation Committee charter is available on our website at www.zilog.com.

What are our policies regarding executive compensation?

Section 162 Policy:

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Certain awards granted under the 2002 Omnibus Stock Incentive Plan and 2004 Omnibus Stock Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

Executive Compensation Objectives:

The objectives of our executive compensation policies are to attract, retain and reward executive officers who contribute to our success, to align the financial interests of executive officers with our performance, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve our business objectives and to reward individual performance. Our executive compensation package consists of three components: base salary and related benefits; incentive payments; and equity-based compensation incentives.

The first component of our executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on (i) competitive compensation information, which includes an analysis supplied by Compensia LLC, an independent executive compensation consultant, and a survey of other similarly-sized companies in our peer group, which group includes companies that are not included in our peer group for purposes of our Performance Graph, and (ii) each executive’s responsibilities and performance. The second component of our executive compensation package is an annual incentive payment equal to a range of the executive’s annual base salary based on set thresholds of our annual adjusted EBITDA and other corporate and individual performance goals. We look at competitive compensation information and the executive’s responsibilities and performance in determining the size of this incentive payment. This arrangement provides each executive officer with the opportunity to earn a cash incentive payment to the extent that the Company meets certain performance criteria. The third component of our executive compensation package is stock options and other equity related awards, which we believe are important as an incentive tool designed to closely align the interests of our executive officers with the long-term interests of our stockholders and to encourage our executive officers to remain with us. During fiscal 2006, we granted stock options at fair market exercise prices, as determined at the time of grant and restricted stock at par value.

Our equity incentive plans have been established to provide our employees with an opportunity to share, along with our stockholders, in our long-term performance. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the plans shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Compensation Committee. In addition, a portion of the options granted to our executive officers are performance-based options.

The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, our financial performance, and the executive’s existing equity awards. In addition, we measure such grants against guidelines prepared for stock option grants on the basis of the job description and experience level for the employee. We also consider the total pool of stock options granted in any given year relative to other similarly-sized companies in our industry, as well as recommendations and analysis from our independent executive compensation consultant.

(1)   The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

During 2005, the Compensation Committee, with the assistance of Compensia, assessed the prevalence and competitive market practices relating to change of control agreements for senior executive officers. Based on this assessment the Compensation Committee determined to offer to its senior executive officers change of control agreements.

Chief Executive Officer Compensation

The Compensation Committee considered the same factors outlined above for other executive officers in evaluating the base salary and other compensation of James Thorburn, the Chief Executive Officer of our Company. The Compensation Committee’s evaluation of Mr. Thorburn’s base salary was subjective, with no particular weight assigned to any one factor, although the Compensation Committee did review an assessment of competitive compensation information supplied by Compensia. Based upon an assessment of overall company performance in the 15 month period ending March 31, 2006, the committee determined that Mr. Thorburn would receive no incentive payment for such period. In November 2005, the Compensation Committee concluded that the options held by Mr. Thorburn were of little to no retentive value given that they were deeply out-of-the money. In order to provide such executive with a long term incentive program, the Compensation Committee, after an assessment of competitive compensation information supplied by Compensia, recommended to the Board of Directors, and the Board of Directors subsequently approved, a grant of 100,000 shares of restricted stock to Mr. Thorburn at a purchase price of $0.01 per share, the par value of the Common Stock. These shares of restricted stock vest in their entirety upon the earlier occurrence of Mr. Thorburn continuing to be an employee of the Company on November 10, 2008, or a change of control. Mr. Thorburn has declined to participate in the annual incentive bonus program for senior executive officers for the 2007 fiscal year.

Compensation Committee

Richard L. Sanquini

David G. Elkins

Robin A. Abrams

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee is comprised of three (3) outside directors, all of whom are independent under Rule 4200(a)(14) of the National Association of Securities Dealers’ (“NASD”) listing standards, although the membership of the Audit Committee as of March 31, 2006 consisted of the three directors signing this report. In fiscal 2004, the Board of Directors approved and adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities and reflects new SEC regulations and NASD rules.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2006 with management and with our independent auditors, AMLLP. The Audit Committee has discussed with AMLLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from AMLLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with AMLLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2006 and the three month transition period ended March 31, 2005 be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the SEC.

Audit Committee

Richard L. Sanquini

David G. Elkins

Robin A. Abrams

AUDIT FEES AND PRE-APPROVAL POLICIES

The following table presents fees for professional services rendered by AMLLP for the audit of our annual financial statements for fiscal year ending March 31, 2006 and the three month transition period ended March 31, 2005 and fees billed for audit-related services, tax services and all other services rendered by AMLLP for fiscal 2006 and the three month transition period ended March 31, 2005, and fees for professional services rendered by KPMG for the audit of our annual financial statements for the year ending December 31, 2004 and fees billed for audit-related services, tax services and all other services rendered by KPMG for the year ended December 31, 2004.

	Twelve months ended March 31, 2006	Three month transition period ended March 31, 2005	Twelve months ended December 31, 2004
Audit Fees	$225,000	$175,000	$1,425,935
Audit-Related Fees	596,544	—	—
Tax Fees	—	—	20,000
All Other Fees
Total	821,544	175,000	1,445,935

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by AMLLP since September 22, 2005 and previously by KPMG, in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation. Aggregate fees for audit services were $821,544, $175,000 and $1,445,935 during the twelve months ended March 31, 2006, the three month transition period ended March 31, 2005, and the twelve months ended December 31, 2004, respectively.

Audit-Related Fees

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services to which the Company management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent auditors will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. The Audit Committee will also designate a member to have the authority to pre-approve interim requests for additional non-audit services that were not contained in the annual pre-approval request. Such member shall approve or reject any interim non-audit service requests and report any interim service pre-approvals at the following Audit Committee meeting.

On September 22, 2005, we engaged Armanino McKenna LLP as our principal accountants, and dismissed KPMG LLP. The decision to engage Armanino McKenna LLP and dismiss KPMG LLP was approved by the Audit Committee of the Board of Directors, which subsequently advised the Board of Directors of its decision. In connection with the financial statement audits for the fiscal years ended December 31, 2003 and 2004, and the subsequent interim period through September 22, 2005, there were: (1) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed by us in our Annual Report on Form 10-K for the year ended December 31, 2004, KPMG LLP advised us that we did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of the following material weaknesses identified in management’s assessment:

1.     Our policies and procedures did not provide for adequate management oversight and review of the determinati     on of estimated reserves for distributor price adjustments. As result of this deficiency in internal control, a material understatement of management’s reserve computation was identified.

2.     Our policies and procedures associated with the preparation and review of schedules and reconciliations supporting the consolidated statement of cash flows were not effective. These internal control deficiencies resulted in the overstatement of cash flows from operating activities and the understatement of cash flows from investing activities in a corresponding amount.

The audit reports of KPMG LLP on our consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that we did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of the material weaknesses as detailed above and contains explanatory paragraphs that describe the material weaknesses consistent with above.

The subject matter of the material weaknesses described above was discussed by our management and the Audit Committee of the Board of Directors with KPMG LLP. We have authorized KPMG LLP to fully respond to the inquiries of our successor accountant. We did not consult with Armanino McKenna LLP regarding the matters set forth in Item 304(a)(2) of Regulation S-K prior to their engagement.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the change in our cumulative total stockholder return for the period from June 20, 2003, the date we became a public reporting company, until the end of fiscal 2006, based upon the market price of our common stock, compared with: (i) the cumulative total return on the Nasdaq Stock Market U.S. Companies Index and (ii) the Philadelphia Stock Exchange Semiconductor Sector Index. The graph assumes a total initial investment of $100 as of June 20, 2003, and shows a “Total Return” that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period. The performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since April 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

•  compensation, change of control and indemnification arrangements, which are described above; and

•  the transactions described below.

On May 15, 2002, we entered into a consulting arrangement with Federico Faggin. This agreement expired in 2005.

Prior to the adoption of the Sarbanes-Oxley Act of 2002, we made loans to executive officers for an amount equal to the income taxes due on the restricted shares of common stock that we granted to them. Pursuant to a full-recourse promissory note, we loaned $274,175 to Perry J. Grace and $68,544 to Norman G. Sheridan. The loan recipients pledged their shares of restricted stock as collateral for these loans pursuant to a stock pledge agreement. These loans are full recourse loans and bear interest at 5.5% per annum, which interest is payable annually by February 28 for the preceding period ending each December 31 during the term of the loans. All principal and accrued interest on these loans become due and payable to us on May 15, 2007. In the future, loans we make with respect to restricted stock, if any, will be made only to non-executive officer and non-director participants in compliance with the Sarbanes-Oxley Act of 2002.

Fiscal 2007 ZiLOG Incentive Plan

On March 10, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of ZiLOG, Inc. (the “Company”) authorized and approved the fiscal year 2007 Executive Incentive Plan (the “Incentive Plan”) for Norman G. Sheridan, Executive Vice President of Technology and Operations (“Dr. Sheridan”), and Perry J. Grace, Chief Financial Officer and Vice President of Finance (“Mr. Grace”) (each an “Executive”). The Incentive Plan consists of cash awards designed to provide each Executive with incentive compensation based upon the achievement of pre-established performance targets. The cash awards are tied to the Company’s performance for the 2007 fiscal year and are based on two components, corporate incentive objectives (the “Corporate Objectives”) and individual incentive objectives (the “Individual Objectives”) for each Executive. James Thorburn, Chief Executive Officer, has declined to accept incentive compensation for fiscal year 2007. Each Executive’s total target award amount (the “Total Award Amount”) is generally 60% of his annual base salary, subject to variation based on payout level, which may range from 50% to 150% due to fluctuations in satisfying the Corporate Objectives. The Total Award Amount is based both on Corporate Objectives, which determine 70% of the calculation, and Individual Objectives, which determine 30% of the calculation. The Corporate Objectives are composed of five target categories, each representing the following percentage of the portion of the Total Award Amount based on overall Corporate Objectives: (i) Revenue is 20%; (ii) gross operating profit is 30%; (iii) Total design wins is 10%; (iv) Fiscal year end cash position is 10%; and (v) Adjusted EBITDA is 30%. Adjusted EBITDA is and has been defined historically by the Company as Earnings Before Interest, Taxes, Depreciation and Amortization (including fresh start intangible amortization) and excludes stock compensation and special charges. Each target category has a pre-determined 50%, 100% and 150% target amount If the Company performs under the 50% target amount in a target category then the Executive will receive no award for such category. If the Company performs above the 150% target number in a category then the Executive shall receive only the 150% target award for such target category. In addition, if the Adjusted EBITDA is less than $1 for the fiscal 12 month period ending March 31, 2007, then each Executive will receive 1) no award amount for the Adjusted EBITDA target category and 2) the remaining target categories of the Corporate Objectives and the Individual Objectives will be reduced in half in calculating the Total Award Amount.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to ZiLOG, Inc. c/o Investor Relations, 532 Race Street, San Jose, California 95126 or by calling Investor Relations at (408) 558-8500.

By Order of the Board of Directors
/s/ Perry J. Grace
Perry J. Grace
Secretary

June 20, 2006

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended March 31, 2006 has been included within the package of materials sent to you as well as a copy of our 2006 Annual Report to Stockholders.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Election of Directors

1.			The Board of Directors recommends a vote FOR the listed nominees.

Election of Director to serve until the 2008 annual meeting.			Election of Directors to serve until the 2009 annual meeting.
Nominee:			Nominees:

				For	Withhold
			02 - Robin A. Abrams	☐	☐

	For	Withhold
01 - David G. Elkins	☐	☐
				For	Withhold
			03 - Richard L. Sanquini	☐	☐

Ratification of Auditor

2.	The Board of Directors recommends a vote FOR the following proposal.

For ratification of the selection of Armanino	For	Against	Abstain
McKenna LLP as our independent auditor for	☐	☐	☐
the fiscal year ended March 31, 2007.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – ZILOG, INC.

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 26, 2006 AT THE CORPORATE OFFICES

OF ZILOG, INC.

532 RACE STREET

SAN JOSE, CA 95126

The undersigned stockholder hereby appoints James Thorburn, Norman Sheridan and Perry Grace and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE